Exhibit 99.1

INDEPENDENT AUDITOR’S REPORT

Audit Committee, Board of Directors and Stockholders

First West Virginia Bancorp, Inc. and Subsidiary

Wheeling, West Virginia

We have audited the accompanying consolidated financial statements of First West Virginia Bancorp, Inc. and Subsidiary, which comprise the consolidated balance sheets as of December 31, 2017 and 2016, and the related consolidated statements of income, comprehensive income (loss), changes in stockholders’ equity and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of First West Virginia Bancorp, Inc. and Subsidiary as of December 31, 2017 and 2016, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ BKD, LLP

Indianapolis, Indiana

March 26, 2018

First West Virginia Bancorp, Inc. and Subsidiary

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands except share data)

	December 31,
	2017	2016
ASSETS

Cash and Due From Banks	$4,493	$4,922
Due From Banks - Interest Bearing	10,777	17,955
Federal Funds Sold	2,918	-
Total Cash and Cash Equivalents	18,188	22,877

Investment Securities:
Available-for-Sale (at fair value)	198,408	197,206
Loans	100,984	97,092
Less Allowance for Loan Losses	(1,771)	(1,797)
Net Loans	99,213	95,295
Premises and Equipment, Net	6,709	7,629
Accrued Income Receivable	1,134	1,113
Goodwill	1,644	1,644
Bank-Owned Life Insurance	4,176	4,063
Other Assets	4,995	5,428
TOTAL ASSETS	$334,467	$335,255

LIABILITIES
Noninterest Bearing Deposits:
Demand	$44,691	$37,710
Interest Bearing Deposits:
Demand	62,147	61,472
Savings	122,473	121,030
Time	51,605	55,494
Total Deposits	280,916	275,706

Securities Sold Under Agreements to Repurchase	18,513	22,531
Federal Home Loan Bank Borrowings	2,195	3,216
Accrued Interest Payable	82	84
Other Liabilities	638	659
TOTAL LIABILITIES	302,344	302,196

STOCKHOLDERS' EQUITY
Common Stock, 2,000,000 Shares Authorized at $5 Par Value: 1,728,730 Shares Issued at December 31, 2017 and 2016	8,644	8,644
Treasury Stock - 10,000 Shares at Cost	(228)	(228)
Surplus	6,966	6,966
Retained Earnings	18,904	19,907
Accumulated Other Comprehensive Loss	(2,163)	(2,230)
TOTAL STOCKHOLDERS' EQUITY	32,123	33,059
TOTAL LIABILITIES ANDSTOCKHOLDERS' EQUITY	$334,467	$335,255

The accompanying notes are an integral part of these consolidated financial statements

First West Virginia Bancorp, Inc. and Subsidiary

Consolidated Statement of Income

(Dollars in thousands)

	Years Ended December 31,
	2017	2016
INTEREST AND DIVIDEND INCOME
Loans, Including Fees:
Taxable	$4,300	$4,029
Tax-exempt	332	449
Debt Securities:
Taxable	4,198	3,685
Tax-exempt	721	879
Other Interest and Dividend Income	270	161
TOTAL INTEREST AND DIVIDEND INCOME	9,821	9,203

INTEREST EXPENSE
Deposits	663	840
Federal Funds Purchased and Repurchase Agreements	155	194
Federal Home Loan Bank Borrowings	119	157
TOTAL INTEREST EXPENSE	937	1,191

NET INTEREST INCOME	8,884	8,012
Provision for Loan Losses	1,075	-
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	7,809	8,012

NONINTEREST INCOME
Service Charges and Other Fees	294	335
Net Gains on Available-for-Sale Securities	6	1,103
Other Operating Income	679	714
TOTAL NONINTEREST INCOME	979	2,152

NONINTEREST EXPENSE
Salary and Employee Benefits	4,265	4,242
Net Occupancy Expense of Premises	1,723	1,749
Other Operating Expenses	2,573	2,316
TOTAL NONINTEREST EXPENSE	8,561	8,307

Income Before Income Taxes	227	1,857
INCOME TAX EXPENSE	211	247
NET INCOME	$16	$1,610

WEIGHTED AVERAGE SHARES OUTSTANDING	1,718,730	1,718,730

EARNINGS PER SHARE	$0.01	$0.94

DIVIDENDS PER COMMON SHARE	$0.80	$0.80

The accompanying notes are an integral part of these consolidated financial statements

First West Virginia Bancorp, Inc. and Subsidiary

Consolidated Statement of Comprehensive Income

(Dollars in thousands)

	Years Ended December 31,
	2017	2016
Net Income	$16	$1,610
Other Comprehensive Income (Loss):
Investment Securities Available-for-Sale
Unrealized Holding Gains (Losses) Arising During the Period	685	(2,969)
Income Tax Effect	(258)	1,117
Reclassification of Gains Recognized in Earnings	(6)	(1,103)
Income Tax Effect	2	415
Total Other Comprehensive Income (Loss)	423	(2,540)
Comprehensive Income (Loss)	$439	$(930)

(1)	The net amount of gains on securities of $6,000 and $1,103,000 for the years ended December 31, 2017 and 2016, respectively, are reported as Net Gains on Sales of Investments on the Consolidated Statement of Income. The income tax effect of $2,000 and $415,000 for the years ended December 31, 2017 and 2016, respectively, are included in Income Taxes on the Consolidated Statement of Income.

The accompanying notes are an integral part of these consolidated financial statements

First West Virginia Bancorp, Inc. and Subsidiary

Consolidated Statements of Changes in Stockholders' Equity

(Dollars in thousands)

						Accumulated
	Common Stock					Other
			Treasury		Retained	Comprehensive
	Shares	Amount	Stock	Surplus	Earnings	Income (Loss)	Total
BALANCE, JANUARY 1, 2016	1,728,730	8,644	(228)	6,966	19,672	310	35,364
Net Income	-	-	-	-	1,610	-	1,610
Other Comprehensive Loss, Net	-	-	-	-	-	(2,540)	(2,540)
Cash Dividend ($0.80 per share)	-	-	-	-	(1,375)	-	(1,375)
BALANCE, DECEMBER 31, 2016	1,728,730	8,644	(228)	6,966	19,907	(2,230)	33,059
Net Income	-	-	-	-	16	-	16
Other Comprehensive Income, Net	-	-	-	-	-	423	423
Reclassification of tax adjustment	-	-	-	-	356	(356)	-
Cash Dividend ($0.80 per share)	-	-	-	-	(1,375)	-	(1,375)
BALANCE, DECEMBER 31, 2017	1,728,730	$8,644	$(228)	$6,966	$18,904	$(2,163)	$32,123

The accompanying notes are an integral part of these consolidated financial statements

First West Virginia Bancorp, Inc. and Subsidiary

Consolidated Statement of Cash Flows

(Dollars in thousands)

	Years Ended December 31,
	2017	2016
OPERATING ACTIVITIES
Net Income	$16	$1,610
Αdjustmеnts to Rеconcilе Net Income to Net Cash Provided By Operating Activities:
Provision for Loan Losses	1,075	-
Depreciation and Amortization	553	625
Amortization on Investment Securities, Net	692	792
Investment Security Gains	(6)	(1,103)
Loss on Disposal of Premises and Equipment	2	2
Loss on Sale of Premises and Equipment	82	-
(Gain) Loss on Sale of Other Real Estate Owned	(51)	12
Increase in Cash Surrender Value of Bank-Owned Life Insurance	(113)	(114)
Increase in Interest Receivable	(21)	(85)
Decrease in Interest Payable	(2)	(18)
Decrease (Increase) in Deferred Income Tax	474	(68)
Other, Net	(318)	153
NET CASH PROVIDED BY OPERATING ACTIVITIES	2,383	1,806

INVESTING ACTIVITIES
Net (Increase) Decrease in Loans, Net of Charge-Offs	(5,072)	1,900
Proceeds from Sales of Securities Available for Sale	321	44,693
Proceeds from Maturities, Prepayments, and Calls of Securities Available for Sale	25,950	93,346
Purchases of Securities Available for Sale	(27,480)	(135,425)
Purchases of Premises and Equipment	(67)	(283)
Proceeds From Sale of Premises and Equipment	350	-
Proceeds From Sale of Foreclosed Assets	130	60
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	(5,868)	4,291

FINANCING ACTIVITIES
Net Increase (Decrease) in Deposits	5,210	(6,581)
Dividends Paid	(1,375)	(1,375)
Decrease in Short-Term Borrowings	(4,018)	(1,088)
Repayment of Federal Home Loan Bank Borrowings	(1,021)	(105)
NET CASH USED IN FINANCING ACTIVITIES	(1,204)	(9,149)
DECREASE IN CASH AND CASH EQUIVALENTS	(4,689)	(3,052)
CASH AND DUE FROM BANKS AT BEGINNING OF YEAR	22,877	25,929
CASH AND DUE FROM BANKS AT END OF YEAR	$18,188	$22,877

SUPPLEMENTAL DISCLOSURES:

Cash paid for Interest	939	1,209

Cash paid for Income Taxes	55	110

Loans Transferred To Other Real Estate Owned	79	1,105

The accompanying notes are an integral part of these consolidated financial statements

First West Virginia Bancorp, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation and Basis of Presentation

The accompanying consolidated financial statements include the accounts of First West Virginia Bancorp, Inc. and its wholly owned subsidiary, Progressive Bank, N.A. (the “Bank”). First West Virginia Bancorp, Inc. and Progressive Bank, N.A. are collectively referred to as the “Company.” All intercompany transactions and balances have been eliminated in consolidation.

Nature of Operations

The Company provides a variety of banking services to individuals and businesses through the branch network. The bank operates eight full service branches located in Wheeling (3), Wellsburg, Moundsville, New Martinsville, and Buckhannon, West Virginia and Bellaire, Ohio. Primary deposit products consist of checking accounts, savings accounts, and certificates of deposit. Primary lending products consist of commercial and residential real estate loans, consumer loans, and business loans.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to material change in the near term relate to the determination of the allowance for loan losses, valuation of deferred tax assets and fair values of financial instruments.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash on hand and amounts due from depository institutions, interest-bearing deposits with other banks with maturities of less than 90 days, and federal funds sold. At December 31, 2017, the Company’s cash accounts exceeded federally insured limits by approximately $2,768,000. Additionally, the Company had approximately $10,777,000 on deposit with the Federal Reserve Bank and the Federal Home Loan Bank of Pittsburgh as of December 31, 2017.

The subsidiary bank is required to maintain an average reserve balance with the Federal Reserve Bank or in cash on hand. The average required reserve balances for the years ended December 31, 2017 and 2016, were $2,907,000 and $2,313,000, respectively.

Investment Securities

Investment securities are classified at the time of purchase, based on management’s intention and ability, as securities available-for-sale or held to maturity. The Company did not have any securities classified as held to maturity at December 31, 2017 or 2016. Certain debt and equity securities have been classified as available-for-sale to serve principally as a source of liquidity. Unrealized holding gains and losses for available-for-sale securities are reported as a separate component of stockholders’ equity, net of tax, until realized. Realized securities gains and losses are computed using the specific identification method. Interest and dividends on investment securities are recognized as income when earned.

First West Virginia Bancorp, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Securities are periodically reviewed for other-than-temporary impairment based upon a number of factors, including, but not limited to, the length of time and extent to which the market value has been less than cost, the financial condition of the underlying issuer, the ability of the issuer to meet contractual obligations, the likelihood of the security’s ability to recover any decline in its market value, and management’s intent and ability to hold the security for a period of time sufficient to allow for a recovery in market value. Among the factors that are considered in determining management’s intent and ability is a review of the Company’s capital adequacy, interest rate risk position and liquidity. The assessment of a security’s ability to recover any decline in market value, the ability of the issuer to meet contractual obligations and management’s intent and ability requires considerable judgment. Once a decline in value is determined to be other-than-temporary, if the investor does not intend to sell the security, and it is more-likely-than-not that it will not be required to sell the security before recovery of the security’s amortized cost basis, the charge to earnings is limited to the amount of credit loss. Any remaining difference between fair value and amortized cost (the difference defined as the non-credit portion) is recognized in other comprehensive income (loss), net of applicable taxes. Otherwise, the entire difference between fair value and amortized cost is charged to earnings. At December 31, 2017 and 2016, there were no investment securities identified by management to be other-than-temporarily impaired. If investments decline in fair value due to adverse changes in the financial markets, charges to income could occur in future periods.

Federal Reserve and Federal Home Loan Bank stock are required investments for institutions that are members of the Federal Reserve and Federal Home Loan Bank systems. The required investment in the common stock is based on a predetermined formula, carried at cost and evaluated for impairment.

Loans and Loans Held for Sale

Loans are generally reported at the principal balance outstanding, net of unearned income. Interest income on loans is accrued based on the principal outstanding. It is the Company's policy to discontinue the accrual of interest when either the principal or interest is past due 90 days or more, unless the loan is both well secured and in the process of collection. It is the Company's policy not to recognize interest income on specific impaired loans unless the likelihood of future loss is remote. Interest payments received on such loans are applied as a reduction of the loan principal balance. A nonaccrual loan may be returned to accrual status when none of its principal and interest payments are due and there has been a sustained period of repayment performance. Loans are considered past due when contractually required principal and interest payments have not been made on the due dates. Loan origination and commitment fees and certain direct loan origination costs are deferred and the net amount amortized over the contractual life of the related loans or commitments as an adjustment of the related loan's yield using the level yield method. Loans held for sale are carried at the lower of cost or estimated market value in the aggregate. The Company had no loans held for sale as of December 31, 2017 and 2016.

Consumer loans are fully charged off or charged down to net realizable value when deemed uncollectible due to bankruptcy or other factors or no later than a defined number of days past due. Consumer loans not secured by real estate are charged off or charged down to net realizable value at 120 days past due for closed-end loans and 180 days past due for open-end loans. Residential real estate loans are charged down to net realizable value at 120 days past due for closed-end loans and 180 days past due for open-end loans. Commercial loans are fully charged off or charged down to net realizable value when management judges the loan to be uncollectible.

The Company has entered into an agreement with the Federal Home Loan Bank of Pittsburgh (“FHLB”) under which the Bank may sell conforming one-to-four family residential mortgage loans to the FHLB. The current agreement dated December 28, 2017 provides for a maximum commitment of $5,000,000. This commitment expires on December 28, 2018. Loans sold to the FHLB are sold with limited recourse or credit risk based upon utilization of the original commitment. The Bank also maintains the servicing of these loans, for which it is paid a servicing fee. The total amount of loans sold and outstanding to the FHLB were $5,732,000 and $6,206,000 as of December 31, 2017 and 2016, respectively. These loans were also subject to recourse obligation or credit risk in the amount of $226,000 at December 31, 2017 and 2016. No liability has been recorded for the recourse obligation as the likelihood of incurring the liability is considered remote. The amount of income recognized as of a result of this agreement was $18,000 and $21,000 for the years ended December 31, 2017 and 2016, respectively.

First West Virginia Bancorp, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Allowance for Loan Losses

The allowance for loan losses represents the amount which management estimates is adequate to provide for probable incurred losses inherent in its loan portfolio. The allowance method is used in providing for loan losses. Accordingly, all loan losses are charged to the allowance, and all recoveries are credited to it. The allowance for loan losses is established through a provision for loan losses that is charged to operations. The provision is based on management’s evaluation of the adequacy of the allowance for loan losses which encompasses the overall risk characteristics of the various portfolio segments, past experience with losses, the impact of economic conditions on borrowers, and other relevant factors. The estimates used in determining the adequacy of the allowance for loan losses, including the amounts and timing of future cash flows expected on impaired loans, are particularly susceptible to significant changes in the near term.

Management tracks and assigns a historical loss percentage for each loan rating category within each loan type. A rolling three-year historical loss ratio is used, calculated on a quarterly basis.

Management currently utilizes nine qualitative factors that are adjusted based on changes in the lending environment and economic conditions. The qualitative factors include the following: levels of and trends in delinquencies, nonaccruals, and charge-offs; trends within the loan portfolio; changes in lending policies and procedures; experience of lending personnel and management oversight; national and local economic trends; concentrations of credit; external factors such as legal and regulatory requirements; changes in the quality of loan review and Board oversight; and changes in the value of underlying collateral. The number of qualitative factors can change. Factors can be added for new risks or taken away if the risk no longer applies. Each loan type will have its own risk profile and management will evaluate and adjust each qualitative factor for each loan type quarterly, if necessary. For example, if one area of the loan portfolio is experiencing sharp increases in growth, it is likely the qualitative factor for trends in the loan portfolio would be increased for that loan type. As levels of delinquencies and nonaccrual loans decline for a loan type, it is likely that factor would be reduced.

In terms of the Company’s loan portfolio, the commercial and industrial loans and commercial real estate loans are deemed to have more risk than the consumer real estate loans and other consumer loans in the portfolio. The commercial loans not secured by real estate are highly dependent on financial condition and are more dependent on economic conditions. The commercial loans secured by real estate are also dependent on economic conditions but generally have stronger forms of collateral. The commercial loans and commercial real estate loans have historically been responsible for the majority of the Company’s delinquencies, nonaccrual loans, and charge-offs so both of these categories carry higher qualitative factors than consumer real estate loans and other consumer loans.

Mortgage loans secured by one-to-four family properties and all consumer loans are large groups of smaller-balance homogeneous loans and are measured for impairment collectively. Loans that experience insignificant payment delays, which are defined as 90 days or less, generally are not classified as impaired. Management determines the significance of payment delays on a case-by-case basis taking into consideration all circumstances concerning the loan, the credit worthiness and payment history of the borrower, the length of the payment delay, and the amount of shortfall in relation to the principal and interest owed.

Impaired loans are loans for which it is probable the Company will not be able to collect all amounts due according to the contractual terms of the loan agreement. The Company individually evaluates such loans for impairment and does not aggregate loans by major risk classifications. The definition of “impaired loans” is not the same as the definition of “nonaccrual loans,” although the two categories overlap.

The Company may choose to place a loan on nonaccrual status due to payment delinquency or uncertain collectability while not classifying the loan as impaired, provided the loan is not a commercial or commercial real estate classification. Payments received on nonaccrual loans are applied as a reduction of the loan principal balance. Factors considered by management in determining impairment include payment status and collateral value. The amount of impairment for these types of loans is determined by the difference between the present value of the expected cash flows related to the loan, using the original interest rate, and its recorded value, or in the case of collateral dependent loans, the difference between the fair value of the collateral and the recorded amount of the loans. When foreclosure is probable, impairment is measured based on the fair value of the collateral less estimated liquidation expenses.

First West Virginia Bancorp, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Individual loan reviews are based upon specific quantitative and qualitative criteria, including the size of the loan, loan quality ratings, value of collateral, repayment ability of borrowers, and historical experience factors. The historical experience factors utilized for individual loan reviews are based upon past loss experience, known trends in losses and delinquencies, the growth of loans in particular markets and industries, and known changes in economic conditions in the particular lending markets. Allowances for homogeneous loans (such as residential mortgage loans, personal loans, etc.) are evaluated based upon historical loss experience, trends in losses and delinquencies, growth of loans in particular markets, and known changes in economic conditions in each lending market. There can be no assurance the allowance for loan losses will be adequate to cover all losses, but management believes the allowance for loan losses in the amount of $1,771,000 at December 31, 2017, was adequate to provide for probable losses from existing loans based on information currently available. While management uses available information to provide for loan losses, the ultimate collectability of a substantial portion of the loan portfolio, and the need for future additions to the allowance, will be based on changes in economic conditions and other relevant factors. As such, an adverse change in economic activity could reduce cash flows for both commercial and individual borrowers, which would likely cause the Company to experience increases in problem assets, delinquencies and losses on loans.

Premises and Equipment

Land is carried at cost. Premises and equipment is stated at cost, less accumulated depreciation and amortization. Provisions for depreciation and amortization are computed generally using the straight-line method over the estimated useful lives of the assets. When units of property are disposed of, the premises and equipment accounts are relieved of the cost and the accumulated depreciation related to such units. Any resulting gains or losses are credited to or charged against income. Cost of repairs and maintenance is charged to expense as incurred. Additions and improvements are capitalized at cost.

Bank-Owned Life Insurance

Bank-owned life insurance consists of investments in life insurance policies on executive officers and other members of the Bank’s management. The policies are carried at their net cash surrender value. Changes in the policy value are recorded as an adjustment to the carrying value with the corresponding amount recognized as noninterest income or expense. Earnings on these policies are based on the net earnings on the cash surrender value of the policies. The net cash surrender value of bank-owned life insurance was $4,176,000 and $4,063,000 at December 31, 2017 and 2016, respectively. The death benefit value of the bank-owned life insurance at December 31, 2017 and 2016 was $8.8 million. An agreement has been executed with all officers whereby a $40,000 death benefit is payable upon the participant’s death while employed by the Company to their designated beneficiary.

Other Real Estate Owned

Assets acquired through, or in lieu of, loan foreclosures are initially recorded at fair value, less costs to sell when acquired, establishing a new cost basis. The assets are subsequently accounted for at the lower of cost or fair value, less estimated costs to sell. Any subsequent declines in fair value and gains or losses on the disposition of these assets are credited to or charged against income. Other real estate owned is included in other assets. There were no consumer mortgage loans secured by residential real estate properties for which formal foreclosure proceedings were in process at December 31, 2017.

Income Taxes

The Company accounts for income taxes in accordance with income tax accounting guidance in ASC Topic 740, Income Taxes. The income tax accounting guidance results in two components of income tax expense: current and deferred. Current income tax expense reflects taxes to be paid or refunded for the current period by applying the provisions of the enacted tax law to the taxable income or excess of deductions over revenues. The Company determines deferred income taxes using the balance sheet method. Under this method, the net deferred tax asset or liability is based on the tax effects of the differences between book and tax basis of assets and liabilities, and enacted changes in tax rates and laws are recognized in the period in which they occur.

First West Virginia Bancorp, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Deferred income tax expense results from changes in deferred tax assets and liabilities between periods. Deferred tax assets are recognized if it is more-likely-than-not, based on the technical merits, that the tax position will be realized or sustained upon examination, the term more-likely-than-not means a likelihood of more than 50%; the terms examined and upon examination also include resolution of the related appeals or litigation processes, if any. A tax position that meets the more-likely-than-not recognition threshold is initially and subsequently measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon settlement with a taxing authority that has full knowledge of all relevant information. The determination of whether or not a tax position has met the more-likely-than-not recognition threshold considers the facts, circumstances and information available at the reporting date, and is subject to management’s judgment. Deferred tax assets are reduced by a valuation allowance if, based on the weight of evidence available, it is more-likely-than-not that some portion of all of a deferred tax asset will not be realized.

Goodwill

Goodwill resulted from the Company’s purchase of a branch from Wheeling National Bank in 2002. The goodwill value of $1,644,000 is supported ultimately by revenue that is driven by the volume of business transacted. A decline in earnings as a result of a lack of growth or the inability to deliver cost effective services over sustained periods can lead to impairment of goodwill that could adversely impact earnings in future periods.

Goodwill is periodically reviewed for impairment. No impairment losses were recognized in 2017 and 2016. Additionally, future events could cause management to conclude that impairment indicators exist and that the goodwill is impaired, which would result in the Company recording an impairment loss. Any resulting impairment loss could have a material, adverse impact on the Company’s financial condition and results of operations.

Mortgage-Servicing Rights (“MSRs”)

The Company has agreements for the express purpose of selling loans in the secondary market. The Company maintains all servicing rights for these loans. MSRs are recorded by allocating total costs incurred between the loan and servicing rights based on their relative fair values. MSRs are amortized in proportion to the estimated servicing income over the estimated life of the servicing portfolio. Impairment is evaluated based on the fair value of the right, which is based on portfolio interest rates and prepayment characteristics.

Treasury Stock

The purchase of the Company’s common stock is recorded at cost.

Comprehensive Income (Loss)

Comprehensive income (loss) consists of net income and other comprehensive income (loss). Other comprehensive income (loss) is comprised of unrealized holding gains (losses) on the available-for-sale securities portfolio, net of tax.

Earnings Per Share

Earnings per common share are calculated by dividing net income by the weighted-average number of shares of common stock outstanding during the year. The Company has no securities which would be considered potential common stock.

Advertising Costs

Advertising costs are expensed as the costs are incurred. Advertising expenses amounted to $211,000 and $234,000 for 2017 and 2016, respectively.

First West Virginia Bancorp, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Legal Proceedings

The nature of the business of the Company’s subsidiary generates a certain amount of litigation involving matters arising in the ordinary course of business. The Company is unaware of any litigation other than ordinary routine litigation incidental to the business of the Company, to which it or its subsidiary is a party or of which any of their property is subject.

Reclassifications

Certain comparative amounts for prior periods have been reclassified to conform to the current year presentation. Such reclassifications did not affect net income or stockholders’ equity.

NOTE 2—EARNINGS PER SHARE

There are no convertible securities, which would affect the numerator in calculating basic and diluted earnings per share; therefore, net income as presented on the Consolidated Statement of Income is used as the numerator. The following table sets forth the composition of the weighted-average common shares (denominator) used in the basic and diluted earnings per share computation.

	Years Ended December 31,
	2017	2016
Weighted-Average Common Shares Outstanding	1,728,730	1,728,730
Average Treasury Stock Shares	(10,000)	(10,000)
Weighted-Average Common Shares and Common Stock
Equivalents Used to Calculate Basic Earnings Per Share	1,718,730	1,718,730
Additional Common Stock Equivalents
Used to Calculate Diluted Earnings Per Share	-	-
Weighted-Average Common Shares and Common Stock
Equivalents Used to Calculate Diluted Earnings Per Share	1,718,730	1,718,730

Earnings per share:
Basic	$0.01	$0.94
Diluted	0.01	0.94

NOTE 3—INVESTMENT SECURITIES

The amortized cost and fair value of investment securities available-for-sale as of December 31, 2017 and 2016, are as follows:

	(Dollars in thousands)
	2017
		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
Securities available for sale:
Obligations of U.S. Government Corporations and Agencies	$57,744	$-	$(1,626)	$56,118
Obligations of States and Political Subdivisions	36,061	770	(189)	36,642
Mortgage-Backed Securities	106,722	41	(1,975)	104,788
Equity Securities - Mutual Funds	675	39	(14)	700
Equity Securities - Other	103	57	-	160
Total available-for-sale	$201,305	$907	$(3,804)	$198,408

First West Virginia Bancorp, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3—INVESTMENT SECURITIES (CONTINUED)

	(Dollars in thousands)
	2016
		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
Securities available for sale:
Obligations of U.S. Government Corporations and Agencies	$56,743	$1	$(1,867)	$54,877
Obligations of States and Political Subdivisions	33,936	864	(398)	34,402
Mortgage-Backed Securities	109,336	49	(2,266)	107,119
Equity Securities - Mutual Funds	664	29	(14)	679
Equity Securities - Other	103	28	(2)	129
Total available-for-sale	$200,782	$971	$(4,547)	$197,206

The following table presents the scheduled maturities of investment securities as of the date indicated:

	(Dollars in thousands)
	December 31, 2017
	Available-for-Sale
	Amortized	Fair
	Cost	Value
Due in One Year or Less	$551	$557
Due after One Year through Five Years	22,137	21,860
Due after Five Years through Ten Years	63,327	62,217
Due after Ten Years	115,290	113,774
	$201,305	$198,408

Equity Securities – Mutual Funds and Equity Securities – Other do not have a scheduled maturity date, but have been included in the Due After Ten Years category. Mortgage-Backed Securities have been allocated based on the final maturity date, although principal payments occur prior to that date.

Proceeds from sales of securities available for sale during the years ended December 31, 2017 and 2016, were $321,000 and $44,693,000, respectively. In 2017, gross gains of $6,000 and no gross losses material to the financial statement disclosure were realized on those sales. Gross gains of $1,104,000 and gross losses of $1,000 in 2016 were realized on sales. Assets carried at approximately $68,234,000 and $68,395,000 at December 31, 2017 and 2016, respectively, were pledged to secure United States Government and other public funds and for other purposes as required or permitted by law.

The unrealized losses on the Company’s investments in direct obligations of U.S. Government corporations and agencies were caused by interest rate changes. The contractual terms of those investments do not permit the issuer to settle the securities at a price less than the amortized cost basis of the investments. Because the Company does not intend to sell the investments and it is not more likely than not the Company will be required to sell the investments before recovery of their amortized cost bases, which may be maturity, the Company does not consider those investments to be other-than- temporarily impaired at December 31, 2017.

The unrealized losses on the Company’s investments in residential mortgage-backed securities were caused by interest rate changes and illiquidity. The Company expects to recover the amortized cost basis over the term of the securities. Because the decline in market value is attributable to changes in interest rates and not credit quality, and because the Company does not intend to sell the investments and it is not more likely than not the Company will be required to sell the investments before recovery of their amortized cost bases, which may be maturity, the Company does not consider those investments to be other-than-temporarily impaired at December 31, 2017.

First West Virginia Bancorp, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3—INVESTMENT SECURITIES (CONTINUED)

The unrealized losses on the Company’s investments in securities of state and political subdivisions were caused by interest rate changes and illiquidity. The contractual terms of those investments do not permit the issuer to settle the securities at a price less than the amortized cost basis of the investments. Because the Company does not intend to sell the investments and it is not more likely than not the Company will be required to sell the investments before recovery of their amortized cost bases, which may be maturity, the Company does not consider those investments to be other-than- temporarily impaired at December 31, 2017.

The following tables show the Company’s gross unrealized losses and fair value, aggregated by investment category and length of time that the individual securities have been in a continuous unrealized loss position at December 31, 2017 and 2016:

	(Dollars in thousands)
	2017
	Less than 12 months			12 Months or Greater			Total
	Number		Gross	Number		Gross	Number		Gross
	of	Fair	Unrealized	of	Fair	Unrealized	of	Fair	Unrealized
	Securities	Value	Losses	Securities	Value	Losses	Securities	Value	Losses
U.S. Government Agencies	7	$11,435	$(158)	19	$44,682	$(1,468)	26	$56,117	$(1,626)
Obligations of States and
Political Subdivisions	21	7,819	(64)	9	3,213	(125)	30	11,032	(189)
Mortgage-Backed Securities
Government Sponsored Enterprises	16	29,128	(237)	34	73,158	(1,738)	50	102,286	(1,975)
Equity Securities - Mutual Fund	2	62	(1)	2	514	(13)	4	576	(14)
Total	46	$48,444	$(460)	64	$121,567	$(3,344)	110	$170,011	$(3,804)

	(Dollars in thousands)
	2016
	Less than 12 months			12 Months or Greater			Total
	Number		Gross	Number		Gross	Number		Gross
	of	Fair	Unrealized	of	Fair	Unrealized	of	Fair	Unrealized
	Securities	Value	Losses	Securities	Value	Losses	Securities	Value	Losses
U.S. Government Agencies	23	$53,875	$(1,867)	-	$-	$-	23	$53,875	$(1,867)
Obligations of States and
Political Subdivisions	36	13,036	(398)	-	-	-	36	13,036	(398)
Mortgage-Backed Securities
Government Sponsored Enterprises	42	100,654	(2,190)	2	3,361	(76)	44	104,015	(2,266)
Equity Securities - Mutual Fund	2	535	(13)	1	27	(1)	3	562	(14)
Equity Securities - Other	-	-	-	1	22	(2)	1	22	(2)
Total	103	$168,100	$(4,468)	4	$3,410	$(79)	107	$171,510	$(4,547)

For debt securities, the Company does not believe any individual unrealized loss as of December 31, 2017 and 2016 represents an other-than-temporary impairment. The Company performs a review of the entire securities portfolio on a quarterly basis to identify securities that may indicate an other-than-temporary impairment. The Company’s management considers the length of time and the extent to which the fair value has been less than cost and the financial condition of the issuer. The securities that are temporarily impaired at December 31, 2017 and 2016 relate principally to changes in interest rates subsequent to the acquisition of the specific securities. The Company does not intend to sell or it is not more likely than not that it will be required to sell any of the securities in an unrealized loss position before recovery of its amortized cost or maturity of the security.

First West Virginia Bancorp, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4—LOANS AND RELATED ALLOWANCE FOR LOAN LOSSES

The Company’s loan portfolio is made up of four classifications: real estate loans, commercial and industrial loans, consumer loans and other loans. All loans are accounted for under the amortized cost method. The following table presents the classifications of loans as of December 31, 2017 and 2016:

	(Dollars in thousands)
	December 31, 2017		December 31, 2016
	Amount	Percent	Amount	Percent
Loans
Real Estate:
Residential	$32,864	32.6%	$29,721	30.6%
Commercial	43,947	43.5	44,044	45.4
Construction	437	0.4	595	0.6
Commercial and Industrial	13,411	13.3	12,280	12.6
Consumer	3,336	3.3	2,716	2.8
Other	6,989	6.9	7,736	8.0
Total Loans	100,984	100.0%	97,092	100.0%

Allowance for Loan Losses	(1,771)		(1,797)
Loans, Net	$99,213		$95,295

Real estate loans serviced for others, which are not included in the Consolidated Balance Sheet, totaled $5.7 and $6.2 million at December 31, 2017 and 2016, respectively.

Total unamortized net deferred loan fees were $175,000 and $154,000 at December 31, 2017 and 2016, respectively.

The Company has certain lending policies and procedures in place that are designed to maximize loan income within an acceptable level of risk. These policies and procedures are reviewed by management and approved by the Board of Directors on a regular basis. A reporting system supplements the review process by providing management with frequent reports related to loan production, loan quality, concentration of credit, loan delinquencies and non-performing and potential problem loans. Diversification in the loan portfolio is a means of managing risk associated with fluctuations in economic conditions.

The Company originates direct and indirect consumer loans including principally residential real estate, home equity lines and loans, credit cards, and indirect vehicle loans using a credit analysis as part of the underwriting process. Each loan type has separate underwriting criteria, which consists of several factors including debt to income, type of collateral, credit history and customer relationship with the Company. Credit risk is driven by factors such as the creditworthiness of a borrower and general economic conditions in the Company’s market area that might impact the borrower’s personal income, employment, or collateral value. Risk is mitigated by the fact that the loans are of smaller individual amounts and spread over a large number of borrowers.

Commercial and industrial loans are underwritten after evaluating and understanding the borrower’s ability to operate profitably. Underwriting standards are designed to promote relationship banking rather than transactional banking. The Company’s management examines current and projected cash flows to determine the ability of the borrowers to repay their obligations as agreed. Commercial and industrial loans are primarily made based on the identified cash flows of the borrower and secondarily on the underlying collateral provided by the borrower. The cash flows of the borrower, however, may not be as expected and the collateral securing the loan may fluctuate in value. Credit risk in these loans is driven by the creditworthiness of the borrower and the economic conditions that impact the cash flow stability from business operations. Minimum standards and underwriting guidelines have been established for commercial loan types.

First West Virginia Bancorp, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4—LOANS AND RELATED ALLOWANCE FOR LOAN LOSSES (CONTINUED)

Commercial real estate loans are subject to underwriting standards and processes similar to commercial and industrial loans, in addition to those of real estate loans. These loans are viewed primarily as cash flow loans and secondarily as loans secured by real estate. Commercial real estate lending typically involves higher loan principal amounts and the repayment of these loans is generally largely dependent on the successful operation of the property securing the loan or the business conducted on the property securing the loan. Commercial real estate loans may be adversely affected by the general economy or conditions specific to the real estate market such as geography and/or property type.

Construction and land development real estate loans are usually based upon estimates of costs and estimated value of the completed project and include independent appraisal reviews and a financial analysis of the developers and property owners. Sources of repayment of these loans may include permanent loans, sales of developed property or an interim loan commitment from the Company until permanent financing is obtained. These loans are considered to be higher risk than other real estate loans due to their ultimate repayment being sensitive to interest rate changes, general economic conditions and the availability of long-term financing. Credit risk in these loans may be impacted by the creditworthiness of the borrower, property values and the economic conditions in the Company’s market areas.

The Company utilizes an internal asset classification system as a means of reporting problem and potential problem loans. Risk ratings are assigned to individual credit exposures as an aspect of the credit approval and are adjusted thereafter to reflect changes in risk exposure as the borrower’s condition changes. The most significant factor used to determine the risk rating is the borrower’s primary source of repayment, which includes a cash flow analysis. Other items considered in the loan review include secondary sources of repayment, financial trends, collateral value and characteristics, the size of the loan, and external factors impacting the borrower’s repayment ability.

Loans rated as “Pass” include those that have minimal, modest, acceptable, and higher risk. Minimal risk loans are fully secured by marketable securities or cash collateral, or loans supported by the United States Treasury. Modest risk loans have borrowers with stable cash flows over an extended period of time and extensive access to credit from several sources. Acceptable risk loans include individual borrowers with substantial liquid assets and commercial borrowers with strong cash flow. Higher risk loans have adequate sources of repayment and no current identifiable risk for repayment and loans that are slightly below average due to any number of factors such as income, collateral, or the lack of sufficient financial information.

Problem and potential problem loans are classified as “Special Mention,” “Substandard,” and “Doubtful.” Substandard loans are inadequately protected by the current worth and paying capacity of the borrower or the collateral pledged, if any. These loans have a well-defined weakness, or weaknesses, that jeopardize the liquidation of the debt and are characterized by the distinct possibility that the Company will sustain some loss if the deficiencies are not corrected. Loans classified as Doubtful have all the weaknesses inherent in those classified Substandard with the added characteristic that the weaknesses present make collection or liquidation in full, on the basis of currently existing facts, conditions, and values, highly questionable. Loans that do not currently expose the Company to sufficient risk to warrant classification in one of the aforementioned categories, but possess weaknesses that deserve management’s close attention are deemed to be Special Mention.

For consumer and consumer real estate loan classes, the Company also evaluates credit quality based on the aging status of the loan and by payment activity.

First West Virginia Bancorp, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4—LOANS AND RELATED ALLOWANCE FOR LOAN LOSSES (CONTINUED)

The following table presents loans summarized by the aggregate Pass and the criticized categories of Special Mention, Substandard and Doubtful within the internal risk rating system as of the dates indicated. At December 31, 2017 and 2016, there were no loans in the criticized category of Loss within the internal risk rating system.

	(Dollars in thousands)
	2017
		Special
	Pass	Mention	Substandard	Doubtful	Total
Loans
Real Estate:
Residential	$32,245	$-	$619	$-	$32,864
Commercial	41,608	-	2,339	-	43,947
Construction	437	-	-	-	437
Commercial and Industrial	13,405	-	6	-	13,411
Consumer	3,336	-	-	-	3,336
Other	6,989	-	-	-	6,989
Total Loans	$98,020	$-	$2,964	$-	$100,984

	(Dollars in thousands)
	2016
		Special
	Pass	Mention	Substandard	Doubtful	Total
Loans
Real Estate:
Residential	$29,329	$-	$392	$-	$29,721
Commercial	40,272	-	3,772	-	44,044
Construction	595	-	-	-	595
Commercial and Industrial	12,268	-	12	-	12,280
Consumer	2,716	-	-	-	2,716
Other	7,736	-	-	-	7,736
Total Loans	$92,916	$-	$4,176	$-	$97,092

First West Virginia Bancorp, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4—LOANS AND RELATED ALLOWANCE FOR LOAN LOSSES (CONTINUED)

The following table presents the classes of the loan portfolio summarized by the aging categories of performing loans and nonaccrual loans as of December 31, 2017 and 2016:

	(Dollars in thousands)
	2017
		30-59	60-89	90 Days
	Loans	Days	Days	Or More	Total	Non-	Total
	Current	Past Due	Past Due	Past Due	Past Due	Accrual	Loans
Loans
Real Estate:
Residential	$32,165	$101	$157	$-	$258	$441	$32,864
Commercial	41,857	58	-	320	378	1,712	43,947
Construction	437	-	-	-	-	-	437
Commercial and Industrial	13,398	13	-	-	13	-	13,411
Consumer	3,328	8	-	-	8	-	3,336
Other	6,989	-	-	-	-	-	6,989
Total Loans	$98,174	$180	$157	$320	$657	$2,153	$100,984

	(Dollars in thousands)
	2016
		30-59	60-89	90 Days
	Loans	Days	Days	Or More	Total	Non-	Total
	Current	Past Due	Past Due	Past Due	Past Due	Accrual	Loans
Loans
Real Estate:
Residential	$29,097	$367	$51	$-	$418	$206	$29,721
Commercial	42,024	281	-	320	601	1,419	44,044
Construction	595	-	-	-	-	-	595
Commercial and Industrial	12,104	144	32	-	176	-	12,280
Consumer	2,712	4	-	-	4	-	2,716
Other	7,736	-	-	-	-	-	7,736
Total Loans	$94,268	$796	$83	$320	$1,199	$1,625	$97,092

Nonaccrual loans amounted to $2.2 million and $1.6 million at December 31, 2017 and 2016, respectively. The amount of interest income that would have been recognized had the loans performed in accordance with their original terms was $170,000 and $135,000 for 2017 and 2016, respectively. There was $320,000 of loans 90 days or more past due that were still accruing interest as of December 31, 2017 and 2016, respectively.

First West Virginia Bancorp, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4—LOANS AND RELATED ALLOWANCE FOR LOAN LOSSES (CONTINUED)

The Company also evaluates problem loans for impairment. A loan is considered to be impaired if it is probable that the Company will not be able to collect the payments for principal and interest when due according to the contractual terms of the loan agreement. Impaired loans generally include all nonaccrual loans and troubled debt restructurings (TDRs).

The following table presents a summary of the loans considered impaired as of December 31, 2017 and 2016.

	(Dollars in thousands)
	2017
	Unpaid	Recorded	Recorded
	Contractual	Investment	Investment	Total
	Principal	With No	With	Recorded	Related
	Balance	Allowance	Allowance	Investment	Allowance

Real Estate:
Residential	$28	$28	$-	$28	$-
Commercial	1,712	1,712	-	1,712	-
Total	$1,740	$1,740	$-	$1,740	$-

	(Dollars in thousands)
	2016
	Unpaid	Recorded	Recorded
	Contractual	Investment	Investment	Total
	Principal	With No	With	Recorded	Related
	Balance	Allowance	Allowance	Investment	Allowance

Real Estate:
Residential	$47	$47	$-	$47	$-
Commercial	1,418	1,418	-	1,418	-
Total	$1,465	$1,465	$-	$1,465	$-

	(Dollars in thousands)
	2017
			Interest
	Average	Interest	Income
	Recorded	Income	Recognized
	Investment	Recognized	Cash Basis

Real Estate:
Residential	$36	$-	$5
Commercial	1,842	-	152
Total	$1,878	$-	$157

	(Dollars in thousands)
	2016
			Interest
	Average	Interest	Income
	Recorded	Income	Recognized
	Investment	Recognized	Cash Basis

Real Estate:
Residential	$55	$-	$-
Commercial	2,442	-	13
Commercial and Industrial	2	-	-
Total	$2,499	$-	$13

First West Virginia Bancorp, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4—LOANS AND RELATED ALLOWANCE FOR LOAN LOSSES (CONTINUED)

The Company's loan portfolio also includes certain loans that have been modified in a troubled debt restructuring (TDR), where economic concessions have been granted to borrowers who have experienced or are expected to experience financial difficulties. These concessions typically result from the Company's loss mitigation activities and could include reductions in the interest rate, payment extensions, forgiveness of principal, forbearance or other actions. Certain TDRs are classified as nonaccrual at the time of restructure and may only be returned to accrual status after considering the borrower's sustained repayment performance for a reasonable period, generally six months. TDRs on accrual status may remain in accrual status after they have been restructured as long as they continue to perform in accordance with their modified terms. There were no TDRs in accrual status at December 31, 2017 and 2016. There were no funds committed to be advanced to customers whose loans were classified as TDRs at December 31, 2017 and 2016. As of December 31, 2017 and 2016, there were no TDRs that subsequently defaulted within 12 months after restructuring.

When the Company modifies a loan, management evaluates any possible impairment based on the present value of expected future cash flows, discounted at the contractual interest rate of the original loan agreement, except when the sole (remaining) source of repayment for the loan is the operation or liquidation of the collateral. In these cases, management uses the current fair value of the collateral, less selling costs, instead of discounted cash flows. If management determines that the value of the modified loan is less than the recorded investment in the loan (net of previous charge-offs, deferred loan fees or costs and unamortized premium or discount), impairment is recognized by segment or class of loan, as applicable, through an allowance estimate or a charge-off to the allowance. Segment and class status is determined by the loan's classification at origination.

The following table includes the recorded investment and number of modifications for new TDRs, as of December 31, 2017. There were no new TDRs as of December 31, 2016. The Company reports the recorded investment in the loans prior to a modification and also the recorded investment in the loans after the loans were restructured:

(Dollars in thousands)
Year Ended December 31, 2017
		Pre-	Post-
		Modification	Modification
	Number	Outstanding	Outstanding
	of	Recorded	Recorded	Related
	Contracts	Investment	Investment	Allowance
Loans
Real Estate
Commercial	1	$621	$621	$-
Total	1	$621	$621	$-

The following table includes new troubled debt restructurings by type of modification:

	(Dollars in thousands)
	Year Ended December 31, 2017
	Interest			Total
	Only	Term	Combination	Modification
Loans
Real Estate
Commercial	$-	$621	$-	$621
Total	$-	$621	$-	$621

First West Virginia Bancorp, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4—LOANS AND RELATED ALLOWANCE FOR LOAN LOSSES (CONTINUED)

Certain directors, executive officers and principal stockholders of the Company, including companies in which they are principal owners, are loan customers of the Company. Such loans are made in the normal course of business, and summarized as follows:

	(Dollars in thousands)
	2017	2016
Balance, January 1	$4,242	$3,292
Additions	56	1,207
Payments	(320)	(257)
Balance, December 31	$3,978	$4,242

The activity in the allowance for loan loss summarized by primary segments and segregated into the amount required for loans individually evaluated for impairment and the amount required for loans collectively evaluated for potential impairment as of December 31, 2017 and 2016 follows:

	(Dollars in thousands)
	2017
	Real	Real	Real	Commercial
	Estate	Estate	Estate	and
	Residential	Commercial	Construction	Industrial	Consumer	Other	Total

Beginning Balance	$198	$1,171	$13	$322	$12	$81	$1,797
Charge-offs	-	(1,098)	-	-	(8)	-	(1,106)
Recoveries	1	-	-	-	4	-	5
Provision	27	1,026	(4)	28	5	(7)	1,075
Ending Balance	$226	$1,099	$9	$350	$13	$74	$1,771
Individually Evaluated for Impairment	$-	$-	$-	$-	$-	$-	$-
Collectively Evaluated for Potential Impairment	$226	$1,099	$9	$350	$13	$74	$1,771

	(Dollars in thousands)
	2016
	Real	Real	Real	Commercial
	Estate	Estate	Estate	and
	Residential	Commercial	Construction	Industrial	Consumer	Other	Total

Beginning Balance	$237	$1,067	$18	$351	$14	$111	$1,798
Charge-offs	(2)	-	-	(3)	(1)	-	(6)
Recoveries	1	-	-	2	2	-	5
Provision	(38)	104	(5)	(28)	(3)	(30)	-
Ending Balance	$198	$1,171	$13	$322	$12	$81	$1,797
Individually Evaluated for Impairment	$-	$-	$-	$-	$-	$-	$-
Collectively Evaluated for Potential Impairment	$198	$1,171	$13	$322	$12	$81	$1,797

First West Virginia Bancorp, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4—LOANS AND RELATED ALLOWANCE FOR LOAN LOSSES (CONTINUED)

The following tables present the major classifications of loans summarized by individually evaluated for impairment and collectively evaluated for potential impairment as of December 31, 2017 and 2016:

	(Dollars in thousands)
	2017
	Real	Real	Real	Commercial
	Estate	Estate	Estate	and
	Residential	Commercial	Construction	Industrial	Consumer	Other	Total
Individually Evaluated for Impairment	$28	$1,712	$-	$-	$-	$-	$1,740
Collectively Evaluated for Potential Impairment	32,836	42,235	437	13,411	3,336	6,989	99,244
	$32,864	$43,947	$437	$13,411	$3,336	$6,989	$100,984

	(Dollars in thousands)
	2016
	Real	Real	Real	Commercial
	Estate	Estate	Estate	and
	Residential	Commercial	Construction	Industrial	Consumer	Other	Total
Individually Evaluated for Impairment	$47	$1,418	$-	$-	$-	$-	$1,465
Collectively Evaluated for Potential Impairment	29,674	42,626	595	12,280	2,716	7,736	95,627
	$29,721	$44,044	$595	$12,280	$2,716	$7,736	$97,092

NOTE 5—PREMISES AND EQUIPMENT

Major classifications of premises and equipment are summarized as follows:

	(Dollars in thousands)
	2017	2016

Land	$1,552	$1,984
Land improvements	471	470
Leasehold Improvements	838	1,087
Building	6,997	6,999
Furniture, Fixtures, and Equipment	4,156	4,209
	14,014	14,749
Less Accumulated Depreciation and Amortization	(7,305)	(7,120)
Total Premises and Equipment	$6,709	$7,629

Depreciation and amortization expense on premises and equipment was $553,000 and $625,000 for the years ended December 31, 2017 and 2016, respectively.

First West Virginia Bancorp, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6—DEPOSITS

The following table shows the maturities of time deposits for the next five years and beyond as of December 31, 2017 (dollars in thousands):

2017
2018	$23,892
2019	7,915
2020	8,700
2021	6,827
2022	4,173
Beyond 2022	98
Total	$51,605

The balance in time deposits that meet or exceed the FDIC insurance limit of $250,000 totaled $4.4 million and $5.2 million as of December 31, 2017 and 2016, respectively. Interest expense on certificates of deposit of $250,000 or more was $50,000 and $51,000 at December 31, 2017 and 2016, respectively.

NOTE 7—REPURCHASE AGREEMENTS

For repurchase agreements, the Company transfers various securities to customers in exchange for cash at the end of each business day and agrees to reacquire the securities at the end of the next business day for the cash exchanged plus interest. The process is repeated at the end of each business day until the agreement is terminated. The securities underlying the agreements remained under the Company’s control. The risk involved in this type of transaction is that the fair value of the securities transferred may decline below the amount of the Company’s obligation which would require the Company to pledge additional amounts. The Company attempts to manage this risk by monitoring the fair value of securities pledged compared to the repurchase agreement amounts. Additional securities are pledged as necessary to secure the Company’s obligation.

The following table summarizes information related to repurchase agreements as of the years indicated:

	(Dollars in thousands)
	2017		2016
		Weighted		Weighted
		Average		Average
	Amount	Rate	Amount	Rate
Securities Sold Under Agreements to Repurchase:
Balance at Period End	18,513	0.85%	22,531	0.80%
Average Balance Outstanding During the Period	19,288	0.80	23,299	0.83
Maximum Amount Outstanding at any Month End	21,962		26,042

Securities Collaterizing the Agreements at Period-End:
Carrying Value	28,325		32,338
Fair Value	27,716		32,138

First West Virginia Bancorp, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7—REPURCHASE AGREEMENTS (CONTINUED)

The following table shows repurchase agreements accounted for as secured borrowings (in thousands):

December 31, 2017
Remaining Contractual Maturity
Repurchase Agreements Accounted for as Secured Borrowings	Overnight and Continuous
U.S. Government Corporations and Agencies	$1,304
Obligations of States and Political Subdivisions	3,691
Mortgage-Backed Securities	13,518
Total Securities Pledged for Repurchase Agreements	$18,513

NOTE 8—FEDERAL HOME LOAN BANK BORROWINGS

Other borrowed funds consist of fixed rate, long-term advances from the FHLB with remaining maturities as follows:

	(Dollars in thousands)
	2017		2016
		Weighted		Weighted
		Average		Average
	Amount	Rate	Amount	Rate
Due in One Year	$849	4.89%	$110	4.78%
Due After One Year to Two Years	43	4.81	1,760	4.76
Due After Two Years to Three Years	45	4.81	43	4.81
Due After Three Years to Four Years	47	4.81	45	4.81
Due After Four Years to Five Years	49	4.81	47	4.81
Due After Five Years	1,162	4.81	1,211	4.81
Total	$2,195	4.84%	$3,216	4.78%

The Company maintains a credit arrangement with the FHLB. The FHLB borrowings are secured by a blanket security agreement on outstanding residential mortgage loans or securities with a market value at least equal to the outstanding balances. The remaining maximum borrowing capacity with the FHLB at December 31, 2017 was approximately $50.5 million subject to the purchase of additional FHLB stock. The FHLB borrowings were $2,195,000 and $3,216,000 at December 31, 2017 and 2016, respectively. At December 31, 2017, the subsidiary bank had one fixed rate amortizing advance totaling $808,000 maturing in 2018 with an interest rate of 4.89% and one fixed rate amortizing advance totaling $1,387,000 maturing in 2023 with an interest rate of 4.81%. The collateral securing these borrowings totaled $2,310,000 at December 31, 2017.

The Bank also has a line of credit agreement with the Federal Home Loan Bank. The maximum credit available is $23.7 million under the agreement. There were no borrowings outstanding under this agreement at December 31, 2017 and 2016, respectively.

First West Virginia Bancorp, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9—INCOME TAXES

On December 22, 2017, the United States enacted tax reform legislation through the Tax Cuts and Jobs Act, which significantly changes the existing U.S. tax laws, including a reduction in the corporate tax rate from 35% to 21%, as well as other changes. As a result of enactment of the legislation, the Company incurred additional one-time income tax expense of $579,000 during the fourth quarter of 2017, primarily related to the remeasurement of certain deferred tax assets and liabilities. Included in this additional one-time income tax expense of $579,000 is $356,000 related to the adjustment of deferred tax assets for net unrealized losses on available for sale securities included in accumulated other comprehensive loss.

The provision for income taxes is summarized as follows:

	(Dollars in thousands)
	2017	2016
Current Payable:
Federal	$(170)	$271
State	(93)	44
Deferred:
Federal	445	(71)
State	29	3
Total Provision	$211	$247

The tax effects of deductible and taxable temporary differences that gave rise to the net deferred tax asset at December 31 are as follows:

	(Dollars in thousands)
	2017	2016

Allowance for Loan Losses	$309	$709
Deferred Origination Fees and Costs	37	52
Accrued Interest on Nonaccrual Loans	150	218
Deferred Compensation	42	64
Depreciation	(107)	(180)
Goodwill	(236)	(372)
Alternative Minimum Tax	1,538	1,534
Deferred State Income Tax	(11)	(27)
Federal NOL	187	-
Total Deferred Tax Asset - Federal	1,909	1,998
Total Deferred Tax Asset - State	51	80
	1,960	2,078
Deferred Tax Assets (Liabilities) arising from fair value adjustments of Securities Available For Sale:
Federal	575	1,149
State	159	196
Net Deferred Tax Asset before Valuation Allowance	2,694	3,423

Valuation Allowance:
Beginning balance	(225)	(225)
Increase during the period	-	-
Ending balance	(225)	(225)
Net Deferred Tax Asset	$2,469	$3,198

First West Virginia Bancorp, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9—INCOME TAXES (CONTINUED)

As of December 31, 2017, the Company had approximately $1,538,000 of alternative minimum tax credits available to offset future federal income taxes. The credits have no expiration date. The Company is no longer subject to examination by authorities for years before 2014.

Deferred taxes at December 31, 2017and 2016, are included in other assets in the accompanying Consolidated Balance Sheet.

A reconciliation of the federal income tax expense at statutory income tax rates and the actual income tax expense on income before taxes is shown below:

	(Dollars in thousands)
	2017		2016
		Percent of		Percent of
		Pre-tax		Pre-tax
	Amount	Income	Amount	Income

Provision at Statutory Rate	$77	34.0%	$631	34.0%
State Taxes (Net of Federal Benefit)	(42)	(18.6)	57	3.1
Effect of Tax-Free Income	(358)	(157.7)	(451)	(24.3)
BOLI Income	(38)	(16.8)	(39)	(2.1)
Tax impact for the Tax Cuts and Jobs Act	579	255.2	-	0.0
Other	(7)	(3.1)	49	2.6
Actual Tax Expense and Effective Rate	$211	93.0%	$247	13.3%

NOTE 10—COMMITMENTS AND CONTINGENT LIABILITIES

The subsidiary bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. These instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the consolidated balance sheets. The contract amounts of these instruments reflect the extent of involvement the Company has in particular classes of financial instruments.

The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

The following table presents the unused and available credit balances of financial instruments whose contracts represent credit risk at the dates indicated.

	(Dollars in thousands)
	2017	2016
Standby Letters of Credit	$80	$376
Construction Mortgages	1,927	2,363
Personal Lines of Credit	1,403	1,468
Overdraft Protection Lines	2,726	2,801
Home Equity Lines of Credit	3,966	3,877
Commercial Lines of Credit	4,995	6,307
	$15,097	$17,192

First West Virginia Bancorp, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10—COMMITMENTS AND CONTINGENT LIABILITIES (CONTINUED)

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management's credit evaluation of the counterparty. Collateral held varies, but may include accounts receivable, inventory, property, plant and equipment, and income-producing commercial properties.

Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. These guarantees are primarily issued to support public and private borrowing arrangements.

The standby letters of credit in the amount of $80,000 expire in 2018. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

The Company and its subsidiary are parties to various legal and administrative proceedings and claims. Although any litigation contains an element of uncertainty, management believes that the outcome of these events will not have a material effect on the consolidated financial position and results of operations of the Company.

NOTE 11—REGULATORY CAPITAL

The Company and the Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can result in certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, each must meet specific capital guidelines that involve quantitative measures of their assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors. Quantitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum amounts and ratios of total and Tier 1 capital to risk-weighted assets and of Tier 1 capital to average assets. Management believes, as of December 31, 2017, that the Company and the Bank meet all capital adequacy requirements to which they are subject.

As of December 31, 2017, the most recent notifications from the Office of the Comptroller of the Currency categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. There are no conditions or events since that notification that management believes has changed the capital category.

First West Virginia Bancorp, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11—REGULATORY CAPITAL (CONTINUED)

The capital ratios of the Company’s subsidiary bank, along with the regulatory framework for adequately capitalized and well capitalized institutions are depicted as set forth in the following table:

	(Dollars in thousands)
	December 31, 2017		December 31, 2016
	Amount	Ratio	Amount	Ratio
Common Equity Tier 1 Capital (to Risk-Weighted Assets)
Actual	$30,992	21.12%	$32,141	22.02%
For Capital Adequacy Purposes	6,603	4.50	6,569	4.50
To Be Well Capitalized	9,538	6.50	9,489	6.50

Tier I Capital (to Risk-Weighted Assets)
Actual	30,992	21.12	32,141	22.02
For Capital Adequacy Purposes	8,804	6.00	8,759	6.00
To Be Well Capitalized	11,739	8.00	11,679	8.00

Total Capital (to Risk-Weighted Assets)
Actual	32,763	22.33	33,938	23.25
For Capital Adequacy Purposes	11,739	8.00	11,679	8.00
To Be Well Capitalized	14,674	10.00	14,599	10.00

Tier I Leverage Capital (to Adjusted Total Assets)
Actual	30,992	9.14	32,141	9.55
For Capital Adequacy Purposes	13,566	4.00	13,457	4.00
To Be Well Capitalized	16,958	5.00	16,821	5.00

Basel is a committee of central banks and bank regulators from major industrialized countries that develops broad policy guidelines for use by each country’s regulators with the purpose of ensuring that financial institutions have adequate capital given the risk levels of assets and off-balance-sheet financial instruments. In 2013, the Federal Reserve approved final rules that substantially amend the regulatory risk-based capital rules. The FDIC and the OCC subsequently approved these rules. The final rules implement the “Basel III” regulatory capital reforms and changes required by the Dodd-Frank Act. “Basel III” refers to two consultative documents released by the Basel Committee on Banking Supervision in December 2009, the rules text released in December 2010, and loss absorbency rules issued in January 2011, which include significant changes to bank capital, leverage and liquidity requirements.

The rules include new risk-based capital and leverage ratios, which are phased in from 2015 to 2019, and would refine the definition of what constitutes “capital” for purposes of calculating those ratios. The new minimum capital level requirements applicable to institutions under the final rules are as follows: (i) a new common equity Tier 1 capital ratio of 4.5%; (ii) a Tier 1 capital ratio of 6% (increased from 4%); (iii) a total capital ratio of 8% (unchanged from current rules); and (iv) a Tier 1 leverage ratio of 4% for all institutions.

The final rules also establish a “capital conservation buffer” above the new regulatory minimum capital requirements, which must consist entirely of common equity Tier 1 capital. The capital conservation buffer will be phased-in over four years beginning on January 1, 2016, as follows: the maximum buffer will be 0.625% of risk-weighted assets for 2016, 1.25% for 2017, 1.875% for 2018, and 2.5% for 2019 and thereafter. This will result in the following minimum ratios beginning in 2019: (i) a common equity Tier 1 capital ratio of 7.0%, (ii) a Tier 1 capital ratio of 8.5%, and (iii) a total capital ratio of 10.5%. Under the final rules, institutions are subject to limitations on paying dividends, engaging in share repurchases, and paying discretionary bonuses if its capital level falls below the buffer amount. These limitations establish a maximum percentage of eligible retained income that could be utilized for such actions.

First West Virginia Bancorp, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11—REGULATORY CAPITAL (CONTINUED)

Basel III provided discretion for regulators to impose an additional buffer, the “countercyclical buffer,” of up to 2.5% of common equity Tier 1 capital to take into account the macro-financial environment and periods of excessive credit growth. However, the final rules permit the countercyclical buffer to be applied only to “advanced approach banks” ( i.e., banks with $250 billion or more in total assets or $10 billion or more in total foreign exposures). The final rules also implement revisions and clarifications consistent with Basel III regarding the various components of Tier 1 capital, including common equity, and unrealized gains and losses, as well as certain instruments that will no longer qualify as Tier 1 capital, some of which will be phased out over time. However, the final rules provide that small depository institution holding companies with less than $15 billion in total assets as of December 31, 2009 will be able to permanently include non-qualifying instruments that were issued and included in Tier 1 or Tier 2 capital prior to May 19, 2010, in additional Tier 1 or Tier 2 capital until they redeem such instruments or until the instruments mature.

The final rules also contain revisions to the prompt corrective action framework, which is designed to place restrictions on insured depository institutions if their capital levels begin to show signs of weakness. These revisions took effect January 1, 2015. Under the prompt corrective action requirements, which are designed to complement the capital conservation buffer, insured depository institutions will be required to meet the following increased capital level requirements in order to qualify as “well capitalized:” (i) a new common equity Tier 1 capital ratio of 6.5%; (ii) a Tier 1 capital ratio of 8% (increased from 6%); (iii) a total capital ratio of 10% (unchanged from current rules); and (iv) a Tier 1 leverage ratio of 5% (increased from 4%).

The final rules set forth certain changes for the calculation of risk-weighted assets, which we were required to utilize beginning January 1, 2015. The standardized approach final rule utilizes an increased number of credit risk exposure categories and risk weights, and also addresses: (i) an alternative standard of creditworthiness consistent with Section 939A of the Dodd-Frank Act; (ii) revisions to recognition of credit risk mitigation; (iii) rules for risk weighting of equity exposures and past due loans; (iv) revised capital treatment for derivatives and repo-style transactions; and (v) disclosure requirements for top-tier banking organizations with $50 billion or more in total assets that are not subject to the “advance approach rules” that apply to banks with greater than $250 billion in consolidated assets.

NOTE 12—OPERATING LEASES

The Company's Bank affiliates leased certain land used for banking purposes under long-term leases, expiring at various dates. These leases contain renewal options and generally provide that the Company will pay for insurance, taxes, and maintenance. Minimum future rental payments under noncancelable operating leases with initial terms in excess of one year at December 31, 2017, are as follows (dollars in thousands):

2017
2018	$226
2019	227
2020	228
2021	200
2022	41
2023 & thereafter	18
Total	$940

Rental expense recorded was $241,000 and $242,000 for the years ended December 31, 2017 and 2016, respectively.

First West Virginia Bancorp, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13—FAIR VALUE DISCLOSURE

FASB ASC 820 “Fair Value Measurement” defines fair value and provides the framework for measuring fair value and required disclosures about fair value measurements. Fair value is defined as the price that would be received for an asset or paid to transfer a liability in an orderly transaction between market participants in the principal or most advantageous market for the asset or liability at the transaction date. ASC 820 establishes a fair value hierarchy that prioritizes the inputs used in valuation methods to determine fair value.

The three levels of fair value hierarchy are as follows:

Level I –	Fair value is based on unadjusted quoted prices in active markets that are accessible to the Company for identical assets. These generally provide the most reliable evidence and are used to measure fair value whenever available.

Level II –	Fair value is based on significant inputs, other than Level I inputs, that are observable either directly or indirectly for substantially the full term of the asset through corroboration with observable market data. Level II inputs include quoted market prices in active markets for similar assets, quoted market prices in markets that are not active for identical or similar assets, and other observable inputs.

Level III –	Fair value would be based on significant unobservable inputs. Examples of valuation methodologies that would result in Level III classification include option pricing models, discounted cash flows and other similar techniques.

This hierarchy requires the use of observable market data when available. The level in the fair value hierarchy within which the fair value measurement falls is determined based on the lowest level input that is significant to the fair value measurement.

The following table presents the financial assets measured at fair value on a recurring basis and reported on the Consolidated Balance Sheet as of December 31, 2017 and 2016, by level within the fair value hierarchy. The majority of the Company’s securities are included in Level II of the fair value hierarchy. Fair values for Level II securities were primarily determined by a third-party pricing service using both quoted prices for similar assets, when available, and model-based valuation techniques that derive fair value based on market-based or independently sourced market parameters.

Table A		(Dollars in thousands)
	Valuation	December 31,
	Hierarchy	2017	2016
Available for Sale Securities:
Obligations of U.S. Government Corporations and Agencies	Level II	$56,118	$54,877
Obligations of States and Political Subdivisions	Level II	36,642	34,402
Mortgage-Backed Securities	Level II	104,788	107,119
Equity Securities - Mutual Funds	Level I	700	679
Equity Securities - Other	Level I	160	129
Total Available-for-Sale Securities		$198,408	$197,206

First West Virginia Bancorp, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13—FAIR VALUE DISCLOSURE (CONTINUED)

There were no financial assets measured at fair value on a nonrecurring basis on the Consolidated Balance Sheet as of December 31, 2017 and 2016.

Financial Instruments

The reported fair values of financial instruments are based on a variety of factors. Where possible, fair values represent quoted market prices for identical or comparable instruments. In other cases, fair values have been estimated based on assumptions concerning the amount and timing of estimated future cash flows and assumed discount rates reflecting varying degrees of risk. Intangible values assigned to customer relationships are not reflected in the reported fair values. Accordingly, the fair values may not represent actual values of the financial instruments that could have been realized as of year-end or that will be realized in the future.

The following methods and assumptions were used by the Company in estimating the fair value disclosures for financial instruments:

Cash and Cash Equivalents: The carrying amount for cash and cash equivalents is a reasonable estimate of fair value.

Investment Securities Available-for-Sale: Where quoted market prices are available in an active market, securities are classified within Level I of the valuation hierarchy. If quoted market prices are not available, then fair values are estimated by using quoted prices of securities with similar characteristics or independent asset pricing services and pricing models, the inputs of which are market-based or independently sourced market parameters. Such securities are classified in Level II of the valuation hierarchy.

Loans: The fair value for net loans is estimated by discounting future cash flows using current market inputs at which loans with similar terms and qualities would be made to borrowers of similar credit quality.

Accrued Interest Receivable: The carrying amount of accrued interest receivable approximates its fair value.

Deposits: The fair values of noninterest-bearing and interest-bearing demand deposits and savings deposits are based on the discounted value of cash flows after estimating the weighted-average remaining term. The fair values for time deposits are based on the discounted value of cash flows. A wholesale cost of funds is used to discount the cash flows.

Repurchase Agreements: The carrying amount of repurchase agreements is considered to be a reasonable estimate of fair value.

Federal Home Loan Bank Borrowings: The discounted cash flow method is used to estimate the fair value of Federal Home Loan Bank borrowings.

Accrued Interest Payable: The carrying amount of accrued interest payable approximates its fair value.

Off-Balance-Sheet Instruments: The fair value of commitments is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. The amount of fees currently charged on commitments is determined to be insignificant and, therefore, the carrying value and fair value of off-balance-sheet instruments are not shown.

First West Virginia Bancorp, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13—FAIR VALUE DISCLOSURE (CONTINUED)

The estimated fair values of the Company’s financial instruments at December 31, 2017 and 2016, are as follows:

Table B		(Dollars in thousands)
		2017		2016
	Valuation
	Method	Carrying	Fair	Carrying	Fair
	Used	Value	Value	Value	Value
Financial Assets:

Cash and Cash Equivalents	Level I	$18,188	$18,188	$22,877	$22,877
Investment Securities: Available-for-Sale	See Table A	198,408	198,408	197,206	197,206
Loans, Net	Level III	99,213	98,431	95,295	97,215
Accrued Interest Receivable	Level I	1,134	1,134	1,113	1,113

Financial Liabilities:
Non-Maturing Deposits	Level I	229,311	212,173	220,212	209,754
Time Deposits	Level II	51,605	50,610	55,494	54,803
Repurchase Agreements	Level I	18,513	18,513	22,531	22,531
Federal Home Loan Bank Borrowings	Level II	2,195	2,319	3,216	3,415
Accrued Interest Payable	Level I	82	82	84	84

NOTE 14—OTHER NONINTEREST EXPENSE

The details for other noninterest expense for the Company’s consolidated statement of income for the years ended December 31, 2017 and 2016, are as follows:

	(Dollars in thousands)
	2017	2016
OTHER NONINTEREST EXPENSE
Directors' fees	$153	$171
Stationery and supplies	146	152
Regulatory assessment and deposit insurance	223	264
Advertising	211	234
Postage and transportation	152	153
Other taxes	60	144
Service Expense	644	445
Other	984	753
TOTAL OTHER NONINTEREST EXPENSE	$2,573	$2,316

NOTE 15—LIMITATIONS ON DIVIDENDS

The approval of the Comptroller of the Currency is required to pay dividends if the total of all dividends declared by a national bank in any calendar year exceeds the total of its net profits (as defined) for the year, combined with its retained net profits of the preceding two years. As of December 31, 2017, there was a retained net loss of $1,213,000 for the preceding two years. Therefore, approval of the Comptroller of the Currency will be required to pay dividends in 2018. The subsidiary bank is the primary source of funds to pay dividends to the stockholders of First West Virginia Bancorp, Inc.

First West Virginia Bancorp, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 16—EMPLOYEE BENEFIT PLANS

The Company has a non-contributory profit-sharing plan for employees meeting certain service requirements. The Company makes annual contributions to the profit-sharing plan based on income of the Company as defined. Total expenses for the plan were $30,000 and $100,000 for the years ended December 31, 2017 and 2016, respectively.

The Company also offers a 401(k) plan in which it matches a portion of the employee’s contribution up to 4 percent of their salary. The expense related to the 401(k) plan was $31,000 and $29,000 in 2017 and 2016, respectively.

NOTE 17—CONCENTRATIONS OF CREDIT RISK

Most of the subsidiary bank’s loans and commitments have been granted to customers in the Bank’s primary market area of Northern and Central West Virginia, Eastern Ohio, and Southwestern Pennsylvania. In the normal course of business, however, the Bank has purchased participation loans and originated loans outside of its primary market area. The aggregate loan balances outstanding in any one geographic area, other than the Bank’s primary lending areas, do not exceed 10 percent of total loans. Concentrations of credit are measured by categorizing loans by the North American Industry Classification codes. Loans equal to or exceeding 25% of Tier I Capital are considered concentrations of credit. At December 31, 2017, concentrations of credit were as follows (dollars expressed in thousands):

	Amount	Tier 1 Capital
Lessors of Nonresidential Buildings	$17,738	57.2%
Lessors of Residential Buildings	$12,640	40.8%

NOTE 18—RELATED PARTY TRANSACTIONS

Deposits from related parties held by the subsidiary totaled $1,777,000 and $2,746,000 at December 31, 2017 and 2016, respectively. Refer to Note 4 “Loans and Related Allowance for Loan Losses” for information on loans to related parties.

Dlesk Realty and Investment Company, which is owned by the late Mr. Sylvan J. Dlesk and his wife Rosalie J. Dlesk, serves as landlord to the Company’s subsidiary bank, under a lease agreement to rent property for use as banking premises. The lease was for an initial 5-year term at an annual rental fee of $58,000. This lease was renewed in 2007, 2012, and 2017 for additional 5-year terms at an annual rental fee of $60,000, $64,000, and $67,000, respectively, and has options to renew for five 5-year terms.

First West Virginia Bancorp, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 19—ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)

The activity in accumulated other comprehensive income (loss) at December 31 is as follows:

	(Dollars in thousands)
	Accumulated Other
	Comprehensive Income (Loss) (1)

	Unrealized Gains (Losses) on
	Securities Available-for-Sale
	Year Ended December 31,
	2017	2016
Beginning Balance	$(2,230)	$310

Other comprehensive income (loss) before reclassifications	427	(1,852)
Amounts reclassified from accummulated other comprehensive income (loss)	(360)	(688)
Period Change	67	(2,540)

Ending Balance	$(2,163)	$(2,230)

(1) All amounts are net of tax.  Related income tax expense or benefit is calculated using a combined Federal and State income tax rate approximating 39.5%.

	Amount Reclassified
	from Accumulated
	Other Comprehensive
	Income (Loss)

	For the Year Ended
Details About Accumulated Other Comprehensive Income (Loss) Components	December 31,		Affected Line Item in the Statement of Income
(dollars in thousands)	2017	2016
Securities available-for-sale (2):
Net securities gains reclassified into earnings	$(6)	$(1,103)	Net gains on available-for-sale securities
Related income tax expense	2	415	Income tax expense
Transfer of stranded tax effect from accumulated other comprehensive income to retained earnings	(356)	-	Not applicable
Net effect on accumulated other comprehensive income (loss) for the period	$(360)	$(688)	Net of tax

Total reclassifications for the period	$(360)	$(688)	Net of tax

(2) For additional detail related to unrealized gains (losses) on securities and related amounts reclassified from accumulated other comprehensive income (loss) see Note 3 "Investment Securities."

First West Virginia Bancorp, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 20—CONDENSED FINANCIAL STATEMENTS OF PARENT COMPANY

Financial information pertaining only to First West Virginia Bancorp, Inc., is as follows:

Condensed Balance Sheets

	(Dollars in thousands)
	December 31,
	2017	2016
ASSETS
Cash and Due From Banks	$23	$42
Investment Securities, Available-for-Sale	374	321
Investment in Bank Subsidiary	31,845	32,835
Other Assets	168	79
TOTAL ASSETS	$32,410	$33,277

LIABILITIES AND STOCKHOLDERS' EQUITY
Other Liabilities	$287	$218
Stockholders Equity	32,123	33,059
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$32,410	$33,277

Condensed Statements of Income

	(Dollars in thousands)
	Years Ended December 31,
	2017	2016

Interest and Dividend Income	$-	$-
Dividend from Bank Subsidiary	1,652	1,378
Noninterest Income	171	255
Noninterest Expense	522	173
Income Before Undistributed Net Income of Subsidiary and Income Taxes	1,301	1,460
Undistributed Net Income of Subsidiary	(1,387)	175
Income Before Income Taxes	(86)	1,635
Income Tax Expense (Benefit)	(102)	25
NET INCOME	$16	$1,610

First West Virginia Bancorp, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 20—CONDENSED FINANCIAL STATEMENTS OF PARENT COMPANY (CONTINUED)

Condensed Statement of Comprehensive Income (Loss)

	(Dollars in thousands)
	Years Ended December 31,
	2017	2016
Net Income	$16	$1,610
Other Comprehensive Income (Loss):
Unrealized Gains (Losses) on Available-for-Sale Securities
Net of Income Tax of $16 and ($12) for the
Years Ended December 31, 2017 and 2016, Respectively	38	20
Reclassification Adjustment for Gains on Securities
Included in Net Income, Net of Income Tax of $1 for the
Years Ended December 31, 2017 and 2016	(1)	(1)
Equity in Other Comprehensive Income (Loss) of Subsidiary	386	(2,559)
Other Comprehensive Income (Loss), Net of Income Tax (Benefit)	423	(2,540)
Total Comprehensive Income (Loss)	$439	$(930)

(1) Gains and losses on securities are reported as Noninterest Income on the Parent Company Statement of Income. Gross gains were $2,000 and $3,000 for each of the years ended December 31, 2017 and 2016, respectively. There were no gross losses for the year ended December 31, 2017. Gross losses were $1,000 for the year ended December 31, 2016. The income tax effect of $1,000 for the each of the years ended December 31, 2017 and 2016 is included in Income Tax Expense on the Parent Company Statement of Income.

Condensed Statements of Cash Flows

	(Dollars in thousands)
	Years Ended December 31,
	2017	2016

OPERATING ACTIVITIES
Net Income	$16	$1,610
Αdjustmеnts to Rеconcilе Net Income to Net Cash
Provided By (Used In) Operating Activities:
Undistributed Net (Income) Loss of Subsidiary	1,387	(175)
Gain on Sales of Investment Securities	(2)	(2)
Other, Net	(24)	38
NET CASH PROVIDED BY OPERATING ACTIVITIES	1,377	1,471

INVESTING ACTIVITIES
Purchases of Securities	(39)	(124)
Proceeds from Sales of Securities	18	39
NET CASH USED IN INVESTING ACTIVITIES	(21)	(85)

FINANCING ACTIVITIES
Cash Dividends Paid	(1,375)	(1,375)
NET CASH USED IN FINANCING ACTIVITIES	(1,375)	(1,375)

INCREASE (DECREASE) IN CASH AND EQUIVALENTS	(19)	11
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	42	31
CASH AND CASH EQUIVALENTS AT END OF YEAR	$23	$42

First West Virginia Bancorp, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 21—SUBSEQUENT EVENTS

The Company evaluated subsequent events through March , 2018, which is the date the consolidated financial statements were available to be issued, and incorporated into the consolidated financial statements the effect of all material known events determined by ASC Topic 855, Subsequent Events, to be recognizable events.

The Company early adopted Accounting Standards Update (ASU) No. 2018-02, Income Statement--Reporting Comprehensive Income (Topic 220): Reclassification of Certain Tax Effects from Accumulated Other Comprehensive.  The Financial Accounting Standards Board (FASB) issued ASU 2018-02 to allow a reclassification from accumulated other comprehensive income (AOCI) to retained earnings for stranded tax effects resulting from the Tax Cuts and Jobs Act.  At December 31, 2017, the Company reclassified approximately $356,000 from AOCI to retained earnings.

On November 16, 2017, the Company announced the signing of a definitive merger agreement (the “Merger Agreement”) with CB Financial Services, Inc. (“CB”), a Pennsylvania corporation. Pursuant to the Merger Agreement, the Company will merge with and into CB with CB as the surviving corporation (the “Merger”). Immediately following the Merger, Progressive Bank, N.A., the wholly-owned national bank subsidiary of the Company, will merge with and into Community Bank, the wholly-owned Pennsylvania-chartered commercial bank subsidiary of CB, with Community Bank as the surviving bank.

Subject to the terms and conditions of the Merger Agreement, upon the completion of the Merger, stockholders of the Company will be entitled to receive $28.50 in cash or 0.9583 shares of CB common stock for each share of the Company’s common stock, subject to proration to ensure that at closing 80% of the outstanding shares of the Company’s common stock are exchanged for shares of CB common stock and the remaining 20% are exchanged for cash. This cash and stock transaction is valued at approximately $49.0 million. The Company and CB expect to complete the transaction in the second quarter of 2018. The completion of the transaction is subject to the satisfaction of customary closing conditions, including the receipt of regulatory approvals and the approval of the stockholders of the Company and CB.

NOTE 22—QUARTERLY FINANCIAL INFORMATION (Unaudited)

The following tables summarize selected information regarding the Company’s results of operations for the periods indicated (dollars in thousands, except per share data). Quarterly earnings per share data may vary from annual earnings per share due to rounding.

	Three Months Ended
2017	March 31	June 30	September 30	December 31
Interest Income	$2,389	$2,566	$2,436	$2,430
Interest Expense	239	233	231	234
Net Interest Income	2,150	2,333	2,205	2,196
Provision for Loan Losses	-	1,075	-	-
Net Interest Income after Provision for Loan Losses	2,150	1,258	2,205	2,196
Noninterest Income	245	269	229	236
Noninterest Expense	2,068	2,115	2,000	2,378
Income before Income Taxes	327	(588)	434	54
Income Taxes	17	(322)	77	439
Net Income	$310	$(266)	$357	$(385)

Earnings Per Share - Basic	$0.18	$(0.15)	$0.20	$(0.22)
Earnings Per Share - Diluted	0.18	(0.15)	0.20	(0.22)
Dividends Per Share	0.20	0.20	0.20	0.20

First West Virginia Bancorp, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 22—QUARTERLY FINANCIAL INFORMATION (Unaudited) (CONTINUED)

	Three Months Ended
2016	March 31	June 30	September 30	December 31
Interest Income	$2,318	$2,335	$2,262	$2,288
Interest Expense	318	306	305	262
Net Interest Income	2,000	2,029	1,957	2,026
Provision for Loan Losses	-	-	-	-
Net Interest Income after Provision for Loan Losses	2,000	2,029	1,957	2,026
Noninterest Income	794	322	791	245
Noninterest Expense	1,982	2,077	2,142	2,106
Income before Income Taxes	812	274	606	165
Income Taxes	155	(27)	104	15
Net Income	$657	$301	$502	$150

Earnings Per Share - Basic	$0.38	$0.18	$0.29	$0.09
Earnings Per Share - Diluted	0.38	0.18	0.29	0.09
Dividends Per Share	0.20	0.20	0.20	0.20